UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612

(Address of Principal Executive Offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2017, Pharmaceutical Research Associates, Inc., a Virginia corporation (“PRA”) and a wholly-owned subsidiary of PRA Health Sciences, Inc. (the “Company”), Skyhook Merger Sub, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of PRA (“Merger Sub”), Symphony Health Solutions Corporation, a Delaware corporation (“Symphony Health”), and STG III, L.P., a Delaware limited partnership, solely in its capacity as the representative (the “Sellers Representative”) of holders of Symphony Health’s capital stock and stock options, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Symphony Health (the “Merger”), and Symphony Health will become a wholly-owned subsidiary of PRA at the effective time of the Merger (the “Effective Time”). At the Effective Time, PRA will pay $530 million in cash for the outstanding equity of Symphony Health, which amount is subject to adjustment for customary purchase price adjustments.

Pursuant to the Merger Agreement, following the Effective Time, PRA may be required to make additional payments to the prior equity holders of Symphony Health pursuant to an earnout provision that is based on Symphony Health exceeding financial targets for the twelve month periods ending December 2017 and December 2018.

The Merger Agreement includes customary representations, warranties and covenants by the parties. Symphony Health has agreed, among other things, to operate its business in the ordinary course until the Merger is consummated. In addition, certain covenants require each of the parties to use reasonable best efforts to cause the Merger to be consummated.

Consummation of the Merger is subject to various customary closing conditions, including, (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger, (iii) the accuracy of the representations and warranties made by the parties to the Merger Agreement, and (iv) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement.  Consummation of the Merger is not subject to any financing contingencies.

The Merger Agreement contains customary termination rights, including that either party to the Merger Agreement, subject to certain exceptions and limitations, may terminate the Merger Agreement if the Merger is not consummated by October 31, 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Symphony Health, PRA, Merger Sub and the Sellers Representative. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information contained in the confidential disclosure letter that Symphony Health delivered to PRA in connection with signing the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in any public disclosures.

Concurrently and in connection with entering into the Merger Agreement, PRA entered into a debt commitment letter with PNC Bank, National Association (“PNC”), dated as of August 3, 2017, pursuant to which, subject to the conditions set forth therein, PNC committed to provide to PRA up to $550 million of senior secured term loans that will become incremental term loans under PRA’s existing credit facility, for the purposes of paying the consideration under the Merger Agreement.  The debt commitment letter expires on the earliest of November 7, 2017, the consummation of the Merger and the termination of the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the execution of the Merger Agreement described in Item 1.01 above.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K contain forward-looking statements within the meaning of the federal securities laws. Any statements contained herein or therein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Important factors that could cause actual events or results to be materially different from our expectations include, with respect to the Merger Agreement and the Merger, the effect of the announcement of the Merger Agreement on our business relationships, operating results, share price or business generally; the occurrence of any event or other circumstances that could give rise to the termination Merger Agreement; the outcome of any legal proceedings that may be instituted against us related to the Merger; the failure to satisfy any of the conditions to completion of the Merger, including the receipt of all required regulatory approvals and antitrust consents; and the failure to realize the expected synergies resulting from the Merger. Other important factors that could cause results to differ materially from the Company’s expectations include, that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, fail to receive approval for or experience delays in documenting change orders, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017. the Company undertakes no obligation to update any forward-looking statement after the date of this Current Report on Form 8-K, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 3, 2017, by and among Pharmaceutical Research Associates, Inc., Skyhook Merger Sub, Inc., Symphony Health Solutions Corporation and STG III, L.P., solely in its capacity as the Sellers Representative. (Pursuant to Item 601(b) of Regulation S-K, Annexes (other than Annex A) and Exhibits have been omitted from this Agreement. The registrant will furnish a copy of any omitted Annex or Exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release dated August 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.
(Registrant)

By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 3, 2017, by and among Pharmaceutical Research Associates, Inc., Skyhook Merger Sub, Inc., Symphony Health Solutions Corporation and STG III, L.P., solely in its capacity as the Sellers Representative. (Pursuant to Item 601(b) of Regulation S-K, Annexes (other than Annex A) and Exhibits have been omitted from this Agreement. The registrant will furnish a copy of any omitted Annex or Exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release dated August 7, 2017.